Exhibit 10.1

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of October 20, 2014, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 505 Fifth Avenue, 11th Floor, New York, New York 10017 (“Bank”) and TREMOR VIDEO, INC. (f.k.a. Tremor Media, Inc.), a Delaware corporation with its chief executive office located at 53 West 23rd Street, 12th Floor, New York, New York 10010 (“Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 7, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 7, 2007, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of December 8, 2008, as further amended by a certain Second Loan Modification Agreement dated as of December 7, 2009, as further amended by a certain Third Loan Modification Agreement dated as of February 7, 2010, as further amended by a certain Fourth Loan Modification Agreement dated as of March 7, 2011, and as further amended by a certain Fifth Loan Modification Agreement dated as of December 30, 2011 (as amended from time to time, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.                                    Modifications to Loan Agreement.

1                                         Borrower hereby acknowledges and agrees that Borrower will deliver to Bank, each in form and substance acceptable to Bank, each of the items listed on Schedule 1 hereto within the applicable time period set forth thereon.  Borrower acknowledges and agrees that the failure of Borrower to satisfy any requirement set forth on Schedule 1 within the applicable time period set forth thereon shall result in an immediate Event of Default under the Loan Agreement for which there shall be no grace or cure period.

2                                         The Loan Agreement shall be amended by deleting the following, appearing as Sections 2.1.4, 2.1.5 and 2.1.6 thereof:

“              2.1.4       Intentionally omitted.”

                2.1.5       Intentionally omitted.

                2.1.6       Intentionally omitted.”

and inserting in lieu thereof the following:

“              2.1.4       Letters of Credit.

(a)           Upon Borrower’s request, on or prior to the Guidance Line Maturity Date, Bank shall issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account.  The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), minus (i) the sum of all amounts used for Cash Management Services, and minus (ii) the FX Reduction Amount.

(b)           If, on the Guidance Line Maturity Date (or the effective date of any termination of this Agreement), there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to one hundred five percent (105.0%) (if the Letter of Credit is denominated in Dollars) or one hundred ten percent (110.0%) (if the Letter of Credit is denominated in a Foreign Currency) of the aggregate Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or estimated by Bank to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit.  All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”).  Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.  Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(c)           The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(d)           Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency.  If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the Dollar Equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges).

(e)           To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10.0%) of the face amount of such Letter of Credit.  The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate.  The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

2.1.5       Foreign Exchange. Until the Guidance Line Maturity Date, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Contract”) on a specified date (the “Settlement Date”).  FX Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10.0%) of each outstanding FX Contract.  The aggregate amount of FX Contracts at any one time may not exceed ten (10) times Two Million Five Hundred Thousand Dollars ($2,500,000.00), minus (i) the sum of all amounts used for Cash Management Services, and minus (ii) the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve).  The amount otherwise available shall be reduced by an amount equal to ten percent (10.0%) of each outstanding FX Contract (the “FX Reduction Amount”).  Any amounts needed to fully reimburse Bank for any amounts not paid by Borrower in connection with FX Contracts will accrue interest at the interest rate applicable to Advances.  Subject to Section 4.1, if, on the Guidance Line Maturity Date, there are any outstanding FX Forward Contracts, then on such date Borrower shall provide to Bank cash collateral in an amount consistent with Bank’s current foreign exchange contracts policies to secure all of the Obligations relating to such FX Forward Contracts.

2.1.6       Cash Management Services.  Until the Guidance Line Maturity Date, Borrower may use an aggregate amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), minus (i) the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and minus (ii) the FX Reduction Amount, for Bank’s cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”).  Any amounts Bank pays on behalf of Borrower for any Cash Management Services will accrue interest at the interest rate applicable to Advances. Subject to Section 4.1, if, on the Guidance Line Maturity Date, there are any outstanding Cash Management Services, then on such date Borrower shall provide to Bank cash collateral in an amount consistent with Bank’s current cash management services policies to secure all of the Obligations relating to such Cash Management Services.”

3                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2(a) thereof:

“              (iii)          Advances.  Subject to Section 2.2(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one-half of one percentage point (0.50%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.2(f) below.”

and inserting in lieu thereof the following:

“              (iii)          Advances.  Subject to Section 2.2(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate, which interest shall be payable monthly in accordance with Section 2.2(f) below.”

4                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3(d) thereof:

“A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to one-fifth of one percent (0.20%) per annum of the unused portion of the Revolving Line.”

and inserting in lieu thereof the following:

“A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to one-quarter of one percent (0.25%) per annum of the unused portion of the Revolving Line (which, for clarity, is only the facility provided pursuant to Section 2.1.3).”

5                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.2 thereof:

“              (c)           in Bank’s reasonable discretion, there has not been a Material Adverse Change.”

and inserting in lieu thereof the following:

“              (c)           in Bank’s reasonable discretion, there has not been any material impairment in the general affairs, results of operation, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank.”

6                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.4 thereof:

“Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension set forth in this Agreement, to obtain a Term Loan Advance, a 2008 Term Loan Advance, or an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time on the Funding Date of the Term Loan Advance, 2008 Term Loan Advance, or Advance.”

and inserting in lieu thereof the following:

“Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension set forth in this Agreement, to obtain a Credit Extension (other than Credit Extensions under Sections 2.1.4 or 2.1.6), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time on the Funding Date of the Credit Extension.”

7                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2(a) thereof:

“(i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form reasonably acceptable to Bank;”

and inserting in lieu thereof the following:

“(i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form reasonably acceptable to Bank.  Notwithstanding the foregoing, for any month in which the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents maintained by Borrower and Borrower’s Subsidiaries with Bank is greater Thirty Million Dollars ($30,000,000.00) at all times, Borrower will not be required to deliver these materials for such month, provided, however, that, if Borrower is not required to deliver these materials for any month in a given calendar quarter, Borrower must deliver such materials covering such quarterly period (instead of monthly periods) no later than forty-five (45) days after the last day of such quarter;”

8                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2(a) thereof:

“(v) at least annually, within ten (10) days of approval by Borrower’s Board, and within ten (10) days of any updates or changes thereto, Board approved projections and a budget;”

and inserting in lieu thereof the following:

“(v) at least annually, no later than the earlier of (i) forty-five (45) days after the last day of Borrower’s fiscal year and (ii) ten (10) days after approval by Borrower’s board of directors, and in either case within ten (10) days of any updates or changes thereto, Board approved projections and a budget;”

9                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:

“              (b)           Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements a completed Compliance Certificate signed by a Responsible Officer.

(c)           Within thirty (30) days after the last day of each month, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date).”

and inserting in lieu thereof the following:

“              (b)           Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements a completed Compliance Certificate signed by a Responsible Officer.  Notwithstanding the foregoing, for any month in which the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents maintained by Borrower and Borrower’s Subsidiaries with Bank is greater Thirty Million Dollars ($30,000,000.00) at all times, Borrower will not be required to deliver a Compliance Certificate for such month, provided, however, that, if Borrower is not required to deliver a Compliance Certificate for any month in a given calendar quarter, Borrower must deliver a completed Compliance Certificate signed by a Responsible Officer no later than forty-five (45) days after the last day of such quarter.”

(c)           Within thirty (30) days after the last day of each month, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date).  Notwithstanding the foregoing, for any month in which the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents maintained by Borrower and Borrower’s Subsidiaries with Bank is greater Thirty Million Dollars ($30,000,000.00) at all times, Borrower will not be required to deliver these materials for such month, provided, however, that, if Borrower is not required to deliver these materials for any month in a given calendar quarter, Borrower must deliver such materials no later than forty-five (45) days after the last day of such quarter.”

10                                  The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.6 thereof:

“              (a)           To permit Bank to monitor Borrower’s financial performance and condition, Borrower, and all Borrower’s Subsidiaries, shall maintain Borrower’s and such Subsidiaries’, primary operating accounts with Bank and all of Borrower’s and such Subsidiaries’ cash or securities in excess of that amount used for Borrower’s or such Subsidiaries’ current operations shall be maintained or administered through Bank and Bank’s affiliates.”

and inserting in lieu thereof the following:

“              (a)           To permit Bank to monitor Borrower’s financial performance and condition, maintain all of Borrower’s and all Borrower’s Subsidiaries operating accounts with Bank and all of Borrower’s and such Subsidiaries’ cash or securities in excess of that amount used for Borrower’s or such Subsidiaries’ current operations shall be maintained or administered through Bank and Bank’s affiliates.  Notwithstanding the foregoing, (i) for the quarter ending December 31, 2014 only, if, on October 3, 2014, Borrower and Borrower’s Subsidiaries have unrestricted and unencumbered cash and Cash Equivalents with Bank and Bank’s affiliates with a balance of no less than Thirty Million Dollars ($30,000,000.00), Borrower may maintain cash or securities in excess of that amount used for Borrower’s or such Subsidiaries’ current operations in non-operating accounts at financial institutions other than Bank and Bank’s Affiliates and (ii) for the quarter ending March 31, 2015 and for each quarter thereafter, if during the immediately preceding calendar quarter, Borrower and Borrower’s Subsidiaries maintained unrestricted and unencumbered cash and Cash Equivalents with Bank and Bank’s affiliates with an average daily balance of no less than Thirty Million Dollars ($30,000,000.00), as tested for the entire quarter on the last day of such quarter, Borrower may maintain cash or securities in excess of that amount used for Borrower’s or such Subsidiaries’ current operations in non-operating accounts at financial institutions other than Bank and Bank’s Affiliates.”

11                                  The Loan Agreement shall be amended by deleting the following, appearing as Section 6.10 thereof:

“              6.10        Financial Covenant.  Borrower shall maintain at all times, to be tested as of the last day of each month, to be computed on a consolidated basis, a ratio of (a) Quick Assets, to (b) Current Liabilities minus Current Deferred Revenue of at least 1.50 to 1.0.”

and inserting in lieu thereof the following:

“              6.10        Financial Covenant.  Borrower shall maintain at all times, to be tested (i) for each calendar quarter in which the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents maintained with Bank by Borrower and Borrower’s Subsidiaries is greater than Thirty Million Dollars ($30,000,000.00) at all times, as of the last day of such calendar quarter and (ii) for each calendar quarter in which the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents maintained with Bank by Borrower and Borrower’s Subsidiaries is less than or equal to Thirty Million Dollars ($30,000,000.00) at any time, as of the last day of each month in such quarter, to be computed on a consolidated basis, a ratio of (a) Quick Assets, to (b) Current Liabilities minus Current Deferred Revenue of at least 1.25 to 1.0.”

12                                  The Loan Agreement shall be amended by deleting the following text, appearing in Section 7 thereof:

“              7.1          Dispositions.  Unless provision is made for the repayment in full of the Obligations under this Agreement and the 2008 Loan Agreement and the termination of this Agreement and the 2008 Loan Agreement as of or prior to the consummation thereof, convey, sell, lease, transfer, assign, or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of surplus, worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; and (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business.

7.2          Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change in management such that the Key Person resigns, is terminated, or is no longer actively involved in the management of the Borrower in his/her current position and a replacement reasonably satisfactory to Borrower’s Board of Directors for such Key Person is not made within one hundred twenty (120) days after departure from Borrower, or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower immediately prior to the first such transaction own less than 51% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of

Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction).  Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Twenty-Five Thousand Dollars ($25,000) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3          Mergers or Acquisitions.  Unless provision is made for the repayment in full of the Obligations under this Agreement and the 2008 Loan Agreement and the termination of this Agreement and the 2008 Loan Agreement as of or prior to the consummation thereof, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.  A Subsidiary may merge or consolidate into another Subsidiary or into Borrower or its assets may be acquired by another Subsidiary or by Borrower.”

and inserting in lieu thereof the following:

“              7.1          Dispositions.  Unless provision is made for the repayment in full of the Obligations under this Agreement and the 2008 Loan Agreement and the termination of this Agreement and the 2008 Loan Agreement as of or prior to the consummation thereof, convey, sell, lease, transfer, assign, or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of surplus, worn-out or obsolete Equipment; (c) in connection with Permitted Liens, Permitted Investments or Permitted Acquisitions; (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (e) consisting of sales of capital stock by Borrower, including without limitation sales of or retirements of capital stock to satisfy tax obligations in connection with the vesting of restricted stock unit awards so long as such sales or retirements of capital stock are not prohibited by Section 7.2 hereof; and (f) among its Subsidiaries or from a Subsidiary to Borrower.

7.2          Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change in management such that the Key Person resigns, is terminated, or is no longer actively involved in the management of Borrower in his/her current position and a replacement reasonably satisfactory to Borrower’s Board of Directors for such Key Person is not made within one hundred twenty (120) days after departure from Borrower, or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower immediately prior to the first such transaction own less than 51% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction).  Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Fifty Thousand Dollars ($250,000.00) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3          Mergers or Acquisitions.  Unless provision is made for the repayment in full of the Obligations under this Agreement and the 2008 Loan Agreement and the termination of this Agreement and the 2008 Loan Agreement as of or prior to the consummation thereof, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except for purchases or other acquisitions by Borrower or any Subsidiary of Borrower of the capital stock in a Person that, upon the consummation thereof, will be a Subsidiary (including as a result of a merger or consolidation) or all or substantially all of the assets of, or assets constituting one or more business units of, any Person (each, a “Permitted Acquisition”); provided that, with respect to each such purchase or other acquisition:

(i) the newly-created or acquired Subsidiary (or assets acquired in connection with an asset sale) shall be (a) in the same or a related line of business as that conducted by Borrower on the date hereof, or (b) in a business that is ancillary to and in furtherance of the line of business as that conducted by Borrower on the date hereof;

(ii) all transactions related to such purchase or acquisition shall be consummated in all material respects in accordance with all requirements of law;

(iii) no Borrower or Subsidiary shall, as a result of or in connection with any such purchase or acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation or other matters) that, as of the date of such purchase or acquisition, could reasonably be expected to have a material adverse effect on Borrower’s business;

(iv) Borrower shall give the Bank at least ten (10) Business Days’ prior written notice of any such purchase or acquisition;

(v) Borrower shall provide to the Bank as soon as available but in any event not later than five (5) Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to any such purchase or acquisition;

(vi) (a) immediately before and immediately after giving effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing, (b) immediately after giving effect to such purchase or other acquisition and for the twelve (12) month period following the consummation of such purchase or acquisition on a pro forma basis, Borrower and its Subsidiaries shall be in compliance with the covenants set forth in Section 6.10, based upon financial statements delivered to the Bank at least five (5) Business Days prior to such acquisition or other purchase which give effect, on a pro forma basis, to such acquisition or other purchase;

(vii) no Indebtedness is assumed or incurred in connection with any such purchase or acquisition other than Permitted Indebtedness and no Liens are assumed or incurred in connection with any such purchase or acquisition other than Permitted Liens;

(viii) such purchase or acquisition shall not be opposed by the target’s or seller’s (as applicable) board of directors or equivalent governing body;

(ix) (a) the aggregate amount of the consideration, including cash and the value of any non-cash consideration (including any deferred payment Obligations), for all such purchases or acquisitions shall not exceed Twenty-Five Million Dollars ($25,000,000.00) in any twelve-month period and (b) the aggregate amount of the cash consideration for all such purchases or acquisitions shall not exceed Ten Million Dollars ($10,000,000.00) in any twelve-month period;

(x) the assets being acquired are located within the United States or such other jurisdiction acceptable to Bank in its sole discretion;

(xi) Borrower shall have delivered to the Bank, at least five (5) Business Days prior to the date on which any such purchase or other acquisition is to be consummated (or such later date as is agreed by the Bank in its sole discretion), a certificate of a Responsible Officer of Borrower, in form and substance reasonably satisfactory to the Bank, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(xii) immediately after giving effect to such purchase or acquisition on a pro forma basis, the unrestricted and unencumbered cash maintained by Borrower and its Subsidiaries with Bank is equal to or greater than Thirty Million Dollars ($30,000,000.00);

(xiii) such purchase or acquisition and the company or assets being acquired are accretive in all material respects;

(xiv) Borrower is a surviving legal entity following such purchase or acquisition; and

(xv) simultaneously with the closing of such transaction, if requested by Bank in its sole discretion, any newly acquired and/or formed entity must, contemporaneously with the closing of such transaction (or later if agreed by Bank in its sole discretion) become a “Borrower” under this Agreement and the other Loan Documents and become subject to all rights and obligations of this Agreement and the other Loan Documents, and must execute and deliver to Bank an assumption agreement acceptable to Bank as well as such other documents and agreements as required by Bank in connection with the target becoming a Borrower and granting a Lien in favor of Bank on the Collateral.

The forgoing definition of a Permitted Acquisition shall also apply to any acquisition of a company that would be a Subsidiary if majority owned by Borrower but is made as a minority Investment by the Borrower instead.

A Subsidiary may merge or consolidate into another Subsidiary or into Borrower or its assets may be acquired by another Subsidiary or by Borrower.”

13                                  The Loan Agreement shall be amended by deleting the following, appearing as Section 7.7 thereof:

“              7.7          Distributions; Investments.  (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of $50,000 per fiscal year.”

and inserting in lieu thereof the following:

“              7.7          Distributions; Investments.  (a) Directly or indirectly make any Investment other than Permitted Investments or Permitted Acquisitions, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Two Hundred Fifty Thousand Dollars ($250,000.00) per fiscal year and (iv) Borrower may retire any shares of capital stock of the Borrower otherwise issuable upon conversion of any restricted stock unit award to satisfy any tax obligations with respect to such restricted stock unit awards.”

14                                  The Loan Agreement shall be amended by deleting the following, appearing as Section 8.3 thereof:

“              8.3          Material Adverse Change.  A Material Adverse Change occurs;”

and inserting in lieu thereof the following:

“              8.3          Intentionally omitted.”

15                                  The Loan Agreement shall be amended by deleting the following text, appearing in Section 9.1 thereof:

“              (c)           demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any letters of credit remaining undrawn, as collateral security for the repayment of any future drawings under such letters of credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any letters of credit;”

and inserting in lieu thereof the following:

“              (c)           demand that Borrower (i) deposit cash with Bank in an amount equal to one hundred five percent (105.0%) (if the Letter of Credit is denominated in Dollars) or one hundred ten percent (110.0%) (if the Letter of Credit is denominated in a Foreign Currency) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus, in each case, all interest, fees, and costs due or to become due in connection therewith), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;”

16                                  The Loan Agreement shall be amended by deleting “.” where it appears at the end of Section 9.1 thereof and inserting in lieu thereof “; and”.

17                                  The Loan Agreement shall be amended by inserting the following new text, appearing at the end of Section 9.1 thereof:

(k)           terminate any FX Contracts;.”

18                                  The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Eligible Accounts” in Section 13.1 thereof:

“              (c)           Accounts owing from an Account Debtor which does not have its principal place of business in the United States;”

and inserting in lieu thereof the following:

“              (c)           Accounts owing from an Account Debtor which does not have its principal place of business in the United States, Canada, France, Germany, Italy, Japan or the United Kingdom;”

19                                  The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Permitted Indebtedness” in Section 13.1 thereof:

“              (f)            extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.”

and inserting in lieu thereof the following:

“              (f)            Indebtedness of any Subsidiary to Borrower, provided that, to the extent such Indebtedness was or is an Investment by Borrower in the Subsidiary, such Investment will be subject to the cap on Investments in Subsidiaries set forth in subsection (vi) of the definition of Permitted Investments; and

(g)           extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.”

20                                  The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

“              “Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s security interest in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations, or (d) after the occurrence of the Equity Event, Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.”

21                                  The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:

“              “Cash Management Services” is defined in Section 2.1.6.”

“              “FX Contract” is defined in Section 2.1.5.”

“              “FX Reduction Amount” is defined in Section 2.1.5.”

“              “Guidance Line Maturity Date” is December 30, 2016.”

“              “Letter of Credit Application” is defined in Section 2.1.4.”

“              “Letter of Credit Reserve” has the meaning set forth in Section 2.1.4.”

“              “Settlement Date” is defined in Section 2.1.5.”

22                                  The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“              “Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.”

“              “Credit Extension” is any Advance, Term Loan Advance, 2008 Term Loan Advance, or any other extension of credit hereunder by Bank for Borrower’s benefit.”

“              “Permitted Investments” are: (i)  marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue, (iv) any other investments administered through Bank, (v) Investments shown on the Perfection Certificate which are existing on the Effective Date, and (vi) as of January 1, 2009 and thereafter, Investments in Tremor Media Europe GmbH (Borrower’s Subsidiary) and Tremor Media UK Limited (a Subsidiary of Tremor Media Europe GmbH) for the ordinary and necessary operating expenses of such entities in an aggregate amount not to exceed Four Million Dollars ($4,000,000.00) per calendar year.”

 “             “Revolving Line” is an Advance or Advances in an amount equal to Twenty-Five Million Dollars ($25,000,000.00).”

“              Revolving Line Maturity Date” is December 30, 2014.”

and inserting in lieu thereof the following:

“              “Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed, and if any determination of a “Business Day” shall relate to an FX Contract, the term “Business Day” shall mean a day on which dealings are carried on in the country of settlement of the Foreign Currency.”

“              “Credit Extension” is any Advance, Term Loan Advance, 2008 Term Loan Advance, Letter of Credit, FX Contract, amount utilized for Cash Management Services, or any other extension of credit hereunder by Bank for Borrower’s benefit.”

“              “Permitted Investments” are: (i)  marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue, (iv) any other investments administered through Bank, (v) Investments shown on the Perfection Certificate which are existing on the Effective Date, (vi) as of January 1, 2009 and thereafter, Investments in any Subsidiary for the ordinary and necessary operating expenses of such entities in an aggregate amount not to exceed Six Million Dollars ($6,000,000.00) per calendar year, and (vii) Investments by a Subsidiary (other than a Borrower) in other Subsidiaries.”

“              “Revolving Line” is an Advance or Advances in an amount equal to Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000.00).”

“              Revolving Line Maturity Date” is December 30, 2016.”

23                                  The Compliance Certificate attached as Exhibit C to the Loan Agreement shall be deleted in its entirety and replaced with the Compliance Certificate set forth on Schedule 2 hereto.

24                                  The Borrowing Base Certificate attached as Exhibit D to the Loan Agreement shall be deleted in its entirety and replaced with the Borrowing Base Certificate set forth on Schedule 3 hereto.

4.             FEES AND EXPENSES.  Borrower shall pay to Bank a modification fee equal to Twenty Five Thousand Dollars ($25,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of October 20, 2014, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.  Borrower hereby acknowledges and agrees that all references in the Loan Agreement to the Perfection Certificate shall mean and include the Perfection Certificate as described herein.

6.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.             NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.             CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.          COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

TREMOR VIDEO, INC.		SILICON VALLEY BANK

By:	/s/ Todd Sloan	By:	/s/ Adam Millsom

Name:Todd Sloan		Name: Adam Millsom

Title: CFO		Title: Director